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                                                      Exhibit 4(d)

           AMENDED AND RESTATED INVENTORY CREDIT AGREEMENT


         AMENDED AND RESTATED INVENTORY CREDIT AGREEMENT dated as of June 5, 1997 among BETHLEHEM STEEL CORPORATION, the Lenders listed on the signature pages hereof and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent and Structuring and Collateral Agent.

                        W I T N E S S E T H :

         WHEREAS, the parties hereto have heretofore entered into a Inventory Credit Agreement (the "Agreement") dated as of September 12, 1995, and

         WHEREAS, the parties hereto desire to amend the Agreement as set forth herein and to restate the Agreement in its entirety to read as set forth in the Agreement with the amendments specified below;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1.  Definitions; References.  Unless otherwise
                     -----------------------
specifically defined herein, each capitalized term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the effective date hereof refer to the Agreement as amended and restated hereby.

         SECTION 2.  Amendments to Definitions.  Section 1.1 of the
                     -------------------------
Agreement is amended as follows:

         (a) The definition of "Adjusted Consolidated Tangible Net Worth" is amended by replacing "December 31, 1994" with "March 31, 1997".

         (b) The definition of "Borrower's 1994 Form 10-K" is amended by replacing "1994" in each place where it appears with "1996".

         (c) The definition of "Borrower's Latest Form 10-Q" is amended by replacing "June 30, 1995" with "March 31, 1997"



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         (d) The definition of "Collateral Agent" is amended by
replacing "J.P.  Morgan Delaware" with "Morgan Guaranty".

         (e) The definition of "Consolidated Tangible Net Worth" is amended by replacing "December 31, 1994" with "March 31, 1997".

         (f) The definition of "Eligible Inventories" is amended by replacing "1994" with "1996".

         (g) The definition of "Termination Date" is amended by replacing the date "September 12, 2000" with the date "September 12, 2002".

         (h) Each reference to "Chemical Bank" in the definitions "CD Reference Banks", "Euro-Dollar Reference Banks" and "L/C Issuing Bank" is changed to "The Chase Manhattan Bank".

         SECTION 3.  Updated Representations.  (a) Each reference to
                     -----------------------
"1994" in Section 4.4 of the Agreement is changed to "1996".

         (b) Each reference to "June 30, 1995" in Section 4.4 of the Agreement is changed to "March 31, 1997".

         (c) Each reference to "six" in Section 4.4(b) of the Agreement is changed to "three".

         (d) The references in Section 4.7 of the Agreement to "December 31, 1987" and "December 31, 1986" are changed to "December 31, 1990" and "December 31, 1987", respectively.

         SECTION 4.  Amendment of Section 5.6 of the Agreement.  The
                     -----------------------------------------
reference to "$600,000,000" in Section 5.6 is changed to "$450,000,000" and the reference to "June 30, 1995" in Section 5.6 is changed to "June 30, 1997".

         SECTION 5.  New Pricing Schedule.  The Pricing Schedule to
                     --------------------
the Agreement is deleted and replaced by the Pricing Schedule attached hereto.

         SECTION 6.  Addition of Approved Sites.  Exhibit C-1 to the
                     --------------------------
Agreement is deleted and replaced by Exhibit C-1 attached hereto.

         SECTION 7.  Changes in Commitments.  With effect from and
                     ----------------------
including the date this Amendment and Restatement becomes effective in accordance with Section 10, (i) each Person listed on the signature pages hereof which is not a party to the Agreement (the "New Bank") shall become a Bank party to the

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Agreement and (ii) the Commitment of each Bank shall be the amount set forth opposite the name of such Bank on the signature pages hereof.
Any Bank whose Commitment is changed to zero shall upon such effectiveness cease to be a Bank party to the Agreement, and all accrued fees and other amounts (other than principal and interest) payable under the Agreement for the account of such Bank shall be due and payable on such date; provided that the provisions of Sections
8.3, 8.4 and 9.3 of the Agreement shall continue to inure to the benefit of each such Bank , provided further that such Bank shall continue to be bound by Section 9.8 of the Agreement with respect to information provided to it prior to such date. If Loans are outstanding on such date and, as a result of changes in the Commitments of the Banks, such Loans are not held by the continuing Banks ratably in proportion to their Commitments, the Banks shall, as appropriate, buy and sell such Loans such that, after giving effect to such purchases, such Loans are held ratably, and Section 2.14 of the Agreement shall apply to any such purchases.

         SECTION 8.  Representations and Warranties.  The Borrower
                     ------------------------------
hereby represents and warrants that as of the effective date hereof (after giving effect hereto):

         (a) no Default has occurred and is continuing; and

         (b) each representation and warranty of the Borrower set forth in the Agreement after giving effect to this Amendment and Restatement is true and correct.

         SECTION 9.  Governing Law.  This Amendment and Restatement
                     -------------
shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 10.  Counterparts; Effectiveness.  This Amendment and
                      ---------------------------
Restatement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment and Restatement shall become effective as of the date hereof if each of the following conditions shall have been satisfied not later than June 30, 1997:

              (i) receipt by the Administrative Agent of duly executed counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

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              (ii) receipt by the Administrative Agent of an opinion
         of the Assistant General Counsel of the Borrower (or such other counsel for the Borrower as may be acceptable to the Administrative Agent), substantially to the effect of paragraphs 1-8 of Exhibit G to the Agreement with reference to this Amendment and Restatement and the Agreement as amended and restated hereby;

              (iii) receipt by the Administrative Agent for the several accounts of the Banks of fees equal to (w) .225% of such Lender's Commitment, if such Lender's initial commitment for this facility and under the Amendment and Restatement of the Receivables Purchase Agreement (the "facilities") was at least $75,000,000, (x) .1875% of such Lender's Commitment, if such Lender's initial commitment for the facilities was at least $50,000,000 but less than $75,000,000, (y) .15% of such
         Lender's Commitment, if such Lenders's initial commitment for the facilities was at least $25,000,000 but less than $50,000,000, and (z) .125% of such Lender's Commitment, if such Lender's initial commitment for the facilities was at least $15,000,000 but less than $25,000,000;

              (iv) the Borrower shall have paid to the Agents, for their own accounts, such fees and compensation in such amounts as are set forth in the letter dated May 8, 1997; and

              (v) the Amendment and Restatement dated as of June 5, 1997 of the Receivables Purchase Agreement shall have become effective;

The Administrative Agent shall promptly notify the Borrower and the Banks of the effectiveness of this Amendment and Restatement, and such notice shall be conclusive and binding on all parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                           BETHLEHEM STEEL CORPORATION


                           By
                              ------------------------------
                              Name:
                              Title:

                              1170 Eighth Avenue
                              Bethlehem, PA 18016

                              Telephone: 610-694-4581
                              Facsimile: 610-694-3356
                              Attention: Edmund P. Reybitz,
                              Assistant Treasurer

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                            MORGAN GUARANTY TRUST
                              COMPANY OF NEW YORK,
                              as Administrative Agent,
                              Structuring and Collateral Agent, and
                              L/C Issuing Bank

                           By
                              ------------------------------
                              Name:
                              Title:

                              60 Wall Street
                              New York, NY 10260

                              Telephone: 212-648-6793
                              Facsimile: 212-648-5336
                              Attention: Laura E. Reim


                           THE CHASE MANHATTAN BANK,
                           as L/C Issuing Bank

                           By
                              ------------------------------
                              Name:
                              Title:


                           THE LONG-TERM CREDIT BANK OF
                             JAPAN, LTD., as L/C Issuing Bank

                           By
                              ------------------------------
                              Name:
                              Title:

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                             LENDERS:

Commitment: $37,821,428.58   MORGAN GUARANTY TRUST
                             COMPANY OF NEW YORK


                             By
                               ------------------------------
                               Name:
                               Title:

Commitment: $29,142,857.14   THE CHASE MANHATTAN BANK,

                             By
                               ------------------------------
                               Name:
                               Title:


Commitment: $29,142,857.14   THE LONG-TERM CREDIT BANK OF
                               JAPAN, LTD.

                             By
                               ------------------------------
                               Name:
                               Title:

Commitment: $18,000,000.00   THE BANK OF NEW YORK

                             By
                               ------------------------------
                               Name:
                               Title:

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Commitment: $18,000,000.00   NATIONSBANK, N.A. (CAROLINAS)

                             By
                               ------------------------------
                               Name:
                               Title:


Commitment: $18,000,000.00   CORESTATES BANK, N.A.

                             By
                               ------------------------------
                               Name:
                               Title:

Commitment: $15,750,000.00   BANK OF AMERICA ILLINOIS

                             By
                               ------------------------------
                               Name:
                               Title:

Commitment: $15,857,142.86   THE FIRST NATIONAL BANK
                             OF CHICAGO

                             By
                               ------------------------------
                               Name:
                               Title:

Commitment: $9,000,000.00   THE FUJI BANK, LIMITED

                             By
                               ------------------------------
                               Name:
                               Title:

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Commitment: $9,000,000.00   THE INDUSTRIAL BANK OF JAPAN,
                              LIMITED

                             By
                               ------------------------------
                               Name:
                               Title:

Commitment: $9,000,000.00   THE SUMITOMO BANK, LIMITED
                            NEW YORK BRANCH

                             By
                               ------------------------------
                               Name:
                               Title:

Commitment: $8,571,428.57   BANK AUSTRIA
                            AKTIENGESELLSCHAFT

                             By
                               ------------------------------
                               Name:
                               Title:

                             By
                               ------------------------------
                               Name:
                               Title:

Commitment: $7,714,285.71   SUMMIT BANK

                             By
                               ------------------------------
                               Name:
                               Title:




TOTAL COMMITMENTS:

$225,000,000

                                                EXHIBIT C-1

                            Approved Sites

Name                                Location
----                                --------

Double G. Coatings, L.P.            Jackson, Mississippi

Walbridge Coatings, an Illinois     Walbridge, Ohio
Partnership

Indiana Pickling and Processing     Portage, Indiana

HS Processing LP                    Baltimore, Maryland

Metal Coaters of Georgia, Inc.      Marietta, Georgia

DoubleCote, L.L.C.                  Jackson, Mississippi

Metro Metals Corporation            Portage, Indiana

Roll & Hold Warehouse &             Indianapolis, Indiana
Distribution Corp.

Roll & Hold Warehouse &             Macedonia, Ohio
Distribution Corp.

Roll & Hold Warehouse &             Hammond, Indiana
Distribution Corp.

Roll & Hold Warehouse &             Davenport, Iowa
Distribution Corp.

Dearborn Steel Center, Inc.         Dearborn, Michigan



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